UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 2003


                          CHINA WORLD TRADE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-26119
                            (Commission File Number)

                  Nevada                              87-0629754
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
          incorporation)


                   4th Floor, Goldlion District Network Center
                           138 Tiyu Road East, Tianhe
                                 Guangzhou, PRC
                                     510620
             (Address of principal executive offices, with zip code)

                                (8620) 3878-0286
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events and Regulation FD Disclosure.

As previously reported on Current Report on Form 8K filed with the Securities and Exchange Commission on March 3, 2003, Powertronic Holdings Limited ("Powertronic"), a British Virgin Islands company, entered into a share purchase agreement dated September 3, 2002 (the "First Share Purchase Agreement") with China World Trade, Inc. (the "Company"), to purchase 1,000,000 Share and warrants (the "First Warrants") to purchase up to 2,000,000 Shares, for US$500,000.00. Additionally, Powertronic entered into a second share purchase agreement dated December 17, 2002 ( the "Second Share Purchase Agreement") with the Company, to purchase an additional 1,000,000 Shares and warrants (the "Second Warrants") to purchase up to an additional 2,000,000 Shares, for US$500,000.00. The First Warrants and The Second Warrants may be exercised within two year of their issue at an exercise price of US$0.575 per Share.

On October 26, 2003, Powertronic and the Company entered into two amendment agreements amending the First Share Purchase Agreement and the Second Share Purchase Agreement, respectively, to reflect a change in the purchase price in each of the First Share Purchase Agreement and the Second Share Purchase
Agreement, to include US$300,000 of financial advisory and investment introductory services provided by Powertronic to the Company, in lieu of cash.

Item 7.           Financial Statements and Exhibits.

         (c) Exhibits.

10.1 Amendment Agreement dated October 26, 2003, amending the Share Purchase Agreement between the Company and Powertronic dated September 3, 2002.

10.2 Amendment Agreement dated October 26, 2003, amending the Share Purchase Agreement between the Company and Powertronic dated December 17, 2003.



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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CHINA WORLD TRADE, INC.



Date:  November 7, 2003                              By:      /s/      John Hui
                                                        ------------------------
                                                          John Hui
                                                          President


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